Exhibit 99.1

VMware Reports Third Quarter 2016 Results

-Strong portfolio performance results in Year-over-Year Revenue Growth of 6% to

$1.78 Billion

-New VMware Cross-Cloud Architecture and new cloud partnerships announced in the quarter to offer customers the most complete and capable hybrid cloud

PALO ALTO, Calif., October 26, 2016 — VMware, Inc. (NYSE: VMW), a leader in cloud infrastructure and business mobility, today announced financial results for the third quarter of 2016:

•	Revenue for the third quarter was $1.78 billion, an increase of 6% from the third quarter of 2015.

•	License revenue for the third quarter was $691 million, an increase of 1% from the third quarter of 2015.

•	GAAP net income for the third quarter was $319 million, or $0.75 per diluted share, up 25% per diluted share compared to $256 million, or $0.60 per diluted share, for the third quarter of 2015. Non-GAAP net income for the quarter was $485 million, or $1.14 per diluted share, up 12% per diluted share compared to $433 million, or $1.02 per diluted share, for third quarter of 2015.

•	GAAP operating income for the third quarter was $381 million, an increase of 17% from the third quarter of 2015. Non-GAAP operating income for the third quarter was $592 million, an increase of 12% from the third quarter of 2015.

•	Operating cash flows for the third quarter were $620 million. Free cash flows for the quarter were $590 million.

•	Cash, cash equivalents and short-term investments were $8.25 billion, and unearned revenue was $5.09 billion as of September 30, 2016.

•	Total revenue plus sequential change in total unearned revenue grew 13% year-over-year.

•	License revenue plus sequential change in unearned license revenue grew 9% year-over-year.

“Our very good third-quarter financial results reflect VMware’s strength in delivering strategic value to our customers,” said Pat Gelsinger, chief executive officer, VMware. “We are helping customers run any application across their private, public and hybrid clouds with our new Cross-Cloud Architecture™, the industry’s most complete and capable hybrid cloud offering.”

Zane Rowe, executive vice president and chief financial officer, VMware, said, “We are pleased with our Q3 financial performance, which exceeded the midpoint of our revenue and operating margin guidance. We continue to broaden our portfolio with a range of products that will drive growth for the company.”

Today VMware announced the formation of a new Products and Cloud Services organization focused on extending VMware’s leadership across compute, storage, networking, management and business mobility. Raghu Raghuram and Rajiv Ramaswami will co-lead this new organization and take on expanded roles as Chief Operating Officers, Products and Cloud Services. Sanjay Poonen is also taking on an expanded role as Chief Operating Officer, Customer Operations responsible for Worldwide Sales and Services, Channels, Marketing, and Global Communications. With these changes, Sumit Dhawan has been promoted to General Manager and Senior Vice President, End-User Computing, replacing Poonen in that role and Jeff Jennings has been promoted to Vice President and General Manager of the Networking and Security BU as Ramaswami moves into his COO role.

The company also announced a transition to the Dell fiscal year beginning on February 4, 2017. The first quarter for fiscal 2018 will begin on February 4 and end on May 5, 2017.

Recent Highlights & Strategic Announcements

•	At VMworld 2016, VMware recently hosted over 30,000 customers, partners and influencers in Las Vegas and Barcelona and introduced a wave of new products and services designed to help customers accelerate their digital transformation:

○	As an extension of the company’s hybrid cloud strategy, VMware unveiled its new Cross-Cloud Architecture™, which enables customers to run, manage, connect and secure their applications across clouds and devices in a common operating environment.

○	Expanding on VMware’s partnership with IBM, the companies announced the availability of industry-first cloud services designed to quickly and easily move enterprise workloads to the cloud. With nearly 1,000 clients engaged, the global partnership between IBM and VMware is helping enterprises extend existing workloads to the public cloud in hours, versus weeks or months.

○	VMware unveiled new releases of its industry-leading compute, storage and cloud management solutions to help IT operations teams more efficiently run, manage and secure their traditional and modern applications on- or off-premises. The new releases of VMware vSphere®, VMware vSAN™ and VMware vRealize® Automation™ all will introduce support for containers enabling developers to become more productive and IT to easily run containerized applications in production.

○	New services for the Photon Platform™ will offer an end-to-end enterprise cloud-native infrastructure platform for running modern, containerized applications in production with end-to-end support provided by VMware.

○	VMware announced a new endpoint management approach for managing Windows 10, along with advancements to VMware Horizon® and VMware Workspace ONE™. These innovations will help advance the digital workspace and solve the challenge of supporting an increasingly mobile workforce that demands anytime, anywhere access to all applications from any device.

•	Two weeks ago, VMware, the leader in private cloud, and Amazon Web Services, the leader in public cloud, announced a partnership, to provide a new VMware vSphere-based cloud service running on AWS. VMware Cloud™ on AWS will make it easier to run any application, using a common set of familiar software and tools, in a consistent hybrid cloud environment. This new service will be the primary public cloud solution delivered, sold and supported by VMware.

•	At AirWatch Connect™, VMware announced additions its enterprise mobility management portfolio:

○	To help businesses of any size deliver apps, configure email, Wi-Fi, and get devices up and running quickly, VMware launched AirWatch Express™.

○	VMware will add the industry’s first unified solution for smart glasses management for augmented and mixed reality experiences to its AirWatch portfolio.

○	Symantec selected VMware AirWatch to build enhanced endpoint security integrations

•	For the seventh consecutive year, VMware was positioned in the Leaders Quadrant of Gartner, 2016 Magic Quadrant for x86 Server Virtualization Infrastructure[1].

•	Earlier this week, VMware released its Global Impact Report for 2015. In this report, VMware expands and elevates its long-standing commitment to driving innovations that contribute to a net positive future and sustainable growth. For example, since 2003 VMware’s server virtualization products have avoided 603 million megawatt hours of power consumption, enough to power 53 million average U.S. households for one year[2].

The company will host a conference call today at 2:00 p.m. PT/ 5:00 p.m. ET to review financial results and business outlook. A live web broadcast of the event will be available on the VMware investor relations website at http://ir.vmware.com. Slides will accompany the web broadcast. The replay of the webcast and slides will be available on the website for two months. In addition, six quarters of historical data for revenues which include year-over-year comparisons will also be made available at http://ir.vmware.com in conjunction with the conference call.

# # #

About VMware

VMware, a global leader in cloud infrastructure and business mobility, helps customers accelerate their digital transformation. VMware enables enterprises to master a software-defined approach to business and IT with its Cross-Cloud Architecture™ and solutions for the data center, mobility, and security. With 2015 revenue of $6.6 billion, VMware is headquartered in Palo Alto, CA and has over 500,000 customers and 75,000 partners worldwide.

Additional Information

VMware’s website is located at www.vmware.com, and its investor relations website is located at http://ir.vmware.com. VMware’s goal is to maintain the investor relations website as a portal through which investors can easily find or navigate to pertinent information about VMware, all of which is made available free of charge. The additional information includes materials that VMware files with the SEC; announcements of investor conferences and events at which its executives talk about its products, services and competitive strategies; webcasts of its quarterly earnings calls, investor conferences and events (archives of which are also available for a limited time); additional information on its financial metrics, including reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures; press releases on quarterly earnings, product and service announcements, legal developments and international news; corporate governance information; and other news, blogs and announcements that VMware may post from time to time that investors may find useful or interesting.

VMware, Cross-Cloud Architecture, VMware vSAN, vSphere, vRealize, vRealize Automation, Workspace ONE, Photon Platform, Horizon, VMware Cloud, AirWatch, AirWatch Express, and AirWatch Connect are registered trademarks or trademarks of VMware or its subsidiaries in the United States and other jurisdictions. All other marks and names mentioned herein may be trademarks of their respective organizations.

Footnotes

1.	Gartner, Thomas J. Bittman, et al., Magic Quadrant for x86 Server Virtualization Infrastructure, August 3, 2016.

2.	IDC Executive Brief, sponsored by VMware, Green IT: Virtualization Delivers Energy and Carbon Emissions Reductions, October 2016.

Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to VMware’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.”

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding the features and expected benefits to customers of the new VMware Cross-Cloud Architecture, VMware Cloud on AWS, advancements to VMware Horizon and VMware Workspace ONE, new releases of VMware vSphere, VMware vSAN and VMware vRealize Automation, new services for the VMware Photon Platform, AirWatch smart glasses management and end point security integrations built in connection with Symantec; expectations of future growth driven by our broadening portfolio; and VMware’s transition to the Dell fiscal year beginning on February 4, 2017. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in consumer, government and information technology spending; (iii) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into the virtualization software and cloud, end user and mobile computing industries, and new product and marketing initiatives by VMware’s competitors; (iv) VMware’s customers’ ability to transition to new products and computing strategies such as cloud computing, desktop virtualization and the software defined data center; (v) VMware’s ability to enter into and maintain strategically effective partnerships; (vi) the uncertainty of customer acceptance of emerging technology; (vii) rapid technological changes in the virtualization software and cloud, end user and mobile computing industries; (viii) changes to product and service development timelines; (ix) VMware’s relationship with Dell Technologies and Dell’s ability to control matters requiring stockholder approval, including the election of VMware’s board members and matters relating to Dell’s investment in VMware, and any changes that Dell may implement, having completed its acquisition of EMC Corporation in September 2016; (x) VMware’s ability to protect its proprietary technology; (xi) VMware’s ability to attract and retain highly qualified employees; (xii) the ability to successfully integrate acquired companies and assets into VMware; (xiii) disruptions to VMware’s business resulting from the consummation of EMC’s acquisition by Dell; (xiv) the ability of VMware to realize synergies following Dell’s acquisition of EMC; (xv) disruptions resulting from key management changes; (xvi) fluctuating currency exchange rates; (xvii) changes in VMware’s financial condition; and (xviii) potential disruptions relating to the transition to Dell’s fiscal year and further business integrations with Dell. These forward-looking statements are made as of the date of this press release, are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including VMware’s most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K that we may file from time to time, which could cause actual results to vary from expectations. VMware assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Contacts:

Paul Ziots

VMware Investor Relations

pziots@vmware.com

650-427-3267

Michael Thacker

VMware Global PR

mthacker@vmware.com

650-427-4454

VMware, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenue:
License	$691	$681	$1,907	$1,896
Services	1,087	991	3,153	2,883
GSA settlement	—	—	—	(76)

Total revenue	1,778	1,672	5,060	4,703
Operating expenses(1):
Cost of license revenue	40	46	121	142
Cost of services revenue	226	212	658	609
Research and development	389	331	1,109	958
Sales and marketing	564	556	1,708	1,656
General and administrative	178	201	516	568
Realignment	—	—	52	20

Operating income	381	326	896	750
Investment income	21	13	56	38
Interest expense with Dell	(7)	(7)	(20)	(20)
Other income (expense), net	(8)	(7)	(8)	(8)

Income before income tax	387	325	924	760
Income tax provision	68	69	179	137

Net income	$319	$256	$745	$623

Net income per weighted-average share, basic for Class A and Class B	$0.76	$0.61	$1.76	$1.47
Net income per weighted-average share, diluted for Class A and Class B	$0.75	$0.60	$1.75	$1.46
Weighted-average shares, basic for Class A and Class B	421,704	422,329	423,341	424,799
Weighted-average shares, diluted for Class A and Class B	425,008	423,981	425,851	427,466

(1) Includes stock-based compensation as follows:
Cost of license revenue	$—	$—	$2	$1
Cost of services revenue	13	11	38	32
Research and development	80	56	224	164
Sales and marketing	51	43	146	124
General and administrative	26	16	62	47

VMware, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	September 30,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$2,654	$2,493
Short-term investments	5,600	5,016
Accounts receivable, net of allowance for doubtful accounts of $2 and $2	1,119	1,633
Due from related parties, net	23	74
Other current assets	159	144

Total current assets	9,555	9,360
Property and equipment, net	1,050	1,128
Other assets	232	193
Deferred tax assets	462	456
Intangible assets, net	538	616
Goodwill	4,032	3,993

Total assets	$15,869	$15,746

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$104	$138
Accrued expenses and other	649	746
Unearned revenue	3,279	3,245

Total current liabilities	4,032	4,129
Notes payable to Dell	1,500	1,500
Unearned revenue	1,815	1,831
Other liabilities	388	363

Total liabilities	7,735	7,823
Contingencies
Stockholders’ equity:
Class A common stock, par value $.01; authorized 2,500,000 shares; issued and outstanding 113,870 and 121,947 shares	1	1
Class B convertible common stock, par value $.01; authorized 1,000,000 shares; issued and outstanding 300,000 shares	3	3
Additional paid-in capital	2,174	2,728
Accumulated other comprehensive income (loss)	16	(8)
Retained earnings	5,940	5,195

Total VMware, Inc.’s stockholders’ equity	8,134	7,919
Non-controlling interests	—	4

Total stockholders’ equity	8,134	7,923

Total liabilities and stockholders’ equity	$15,869	$15,746

VMware, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Operating activities:
Net income	$319	$256	$745	$623
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	87	87	261	246
Stock-based compensation	170	126	472	368
Excess tax benefits from stock-based compensation	(6)	(1)	(7)	(27)
Deferred income taxes, net	(19)	(21)	(24)	(44)
Impairment of strategic investments	7	5	12	5
Gain on sale of strategic investments	—	—	(1)	—
Loss on disposal of assets	5	—	12	—
Other	—	—	(1)	—
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	96	203	513	508
Other assets	4	27	(22)	14
Due to/from related parties, net	73	(32)	55	31
Accounts payable	(16)	(2)	(26)	(36)
Accrued expenses	(83)	(180)	(64)	(153)
Income taxes payable	10	71	(26)	24
Unearned revenue	(27)	(128)	18	(148)

Net cash provided by operating activities	620	411	1,917	1,411

Investing activities:
Additions to property and equipment	(30)	(90)	(109)	(274)
Purchases of available-for-sale securities	(1,126)	(580)	(3,337)	(2,675)
Sales of available-for-sale securities	790	326	1,769	1,700
Maturities of available-for-sale securities	396	317	1,015	840
Proceeds from disposal of assets	1	—	3	—
Purchases of strategic investments	(7)	(7)	(33)	(11)
Sales of strategic investments	—	—	1	2
Business acquisitions, net of cash acquired	—	—	(59)	(21)
Decrease (increase) in restricted cash	—	76	(2)	77

Net cash provided by (used in) investing activities	24	42	(752)	(362)

Financing activities:
Proceeds from issuance of common stock	54	55	106	123
Proceeds from non-controlling interests	—	—	—	4
Payment to acquire non-controlling interests	—	—	(4)	—
Repurchase of common stock	(1,016)	(200)	(1,016)	(1,050)
Excess tax benefits from stock-based compensation	6	1	7	27
Shares repurchased for tax withholdings on vesting of restricted stock	(25)	(17)	(97)	(141)

Net cash used in financing activities	(981)	(161)	(1,004)	(1,037)

Net increase (decrease) in cash and cash equivalents	(337)	292	161	12
Cash and cash equivalents at beginning of the period	2,991	1,791	2,493	2,071

Cash and cash equivalents at end of the period	$2,654	$2,083	$2,654	$2,083

Supplemental disclosures of cash flow information:
Cash paid for interest	$7	$7	$21	$21
Cash paid for taxes, net	76	19	212	155
Non-cash items:
Changes in capital additions, accrued but not paid	$4	$(27)	$(15)	$(49)

VMware, Inc.

CONSTANT CURRENCY GROWTH IN REVENUE PLUS SEQUENTIAL CHANGE IN UNEARNED REVENUE

(in millions)

(unaudited)

Constant Currency Growth in Total Revenue Plus Sequential Change in Unearned Revenue

	Three Months Ended
	September 30,
	2016	2015
Total revenue, as reported	$1,778	$1,672
Sequential change in unearned revenue	(27)	(128)

Total revenue plus sequential change in unearned revenue	$1,751	$1,544

Change (%) over prior year, as reported	13%
Change (%) over prior year, including adjustment for impact of foreign currency(1)	13%

Constant Currency Growth in License Revenue Plus Sequential Change in Unearned License Revenue

	Three Months Ended
	September 30,
	2016	2015
Total license revenue, as reported	$691	$681
Sequential change in unearned license revenue	(30)	(77)

Total license revenue plus sequential change in unearned license revenue	$661	$604

Change (%) over prior year, as reported	9%
Change (%) over prior year, including adjustment for impact of foreign currency(2)	10%

(1)	Percentage change compares total revenue plus sequential change in unearned revenue in constant currency for the three months ended September 30, 2016 versus total revenue plus sequential change in unearned revenue as reported for the three months ended September 30, 2015. See “Growth in Constant Currency” for more information.
(2)	Percentage change compares license revenue plus sequential change in unearned license revenue in constant currency for the three months ended September 30, 2016 versus license revenue plus sequential change in unearned license revenue as reported for the three months ended September 30, 2015. See “Growth in Constant Currency” for more information.

VMware, Inc.

SUPPLEMENTAL REVENUE SCHEDULE

(INCLUDES RECONCILIATION OF GAAP TO NON-GAAP DATA)

(in millions)

(unaudited)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,
	2016	2016	2016	2015	2015	2015
Revenue as reported(1):
License	$691	$644	$572	$825	$681	$638
Software maintenance	947	915	891	901	863	829
Professional services	140	134	126	142	128	130
GSA settlement	—	—	—	—	—	(76)

Total revenue	$1,778	$1,693	$1,589	$1,868	$1,672	$1,521

Change (%) over prior year:
License	1.4%	0.9%	(0.7)%	6.2%	6.6%	3.9%
Software maintenance	9.7%	10.4%	9.7%	12.1%	10.8%	12.4%
Professional services	10.7%	3.5%	2.7%	16.1%	31.3%	22.6%
GSA settlement	n/a	n/a	n/a	n/a	n/a	n/a

Total revenue	6.4%	11.3%	5.2%	9.7%	10.3%	4.4%

Revenue as reported, excluding GSA settlement(2):
License	$691	$644	$572	$825	$681	$638
Software maintenance	947	915	891	901	863	829
Professional services	140	134	126	142	128	130

Non-GAAP total revenue	$1,778	$1,693	$1,589	$1,868	$1,672	$1,597

Change (%) over prior year:
License	1.4%	0.9%	(0.7)%	6.2%	6.6%	3.9%
Software maintenance	9.7%	10.4%	9.7%	12.1%	10.8%	12.4%
Professional services	10.7%	3.5%	2.7%	16.1%	31.3%	22.6%

Non-GAAP total revenue	6.4%	6.0%	5.2%	9.7%	10.3%	9.6%

(1)	Represents revenue reported each quarter.
(2)	Represents revenue reported each quarter less the reduction of revenue due to the GSA settlement recognized in the second quarter of 2015.

VMware, Inc.

SUPPLEMENTAL UNEARNED REVENUE SCHEDULE

(in millions)

(unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,
	2016	2016	2016	2015	2015	2015
Unearned revenue as reported:
License	$425	$455	$415	$428	$404	$481
Software maintenance	4,201	4,189	4,105	4,174	3,850	3,894
Professional services	468	478	456	474	432	438

Total unearned revenue	$5,094	$5,122	$4,976	$5,076	$4,686	$4,813

Change (%) over prior year:
License	5.1%	(5.5)%	(11.0)%	(12.2)%	(5.6)%	1.1%
Software maintenance	9.1%	7.6%	6.7%	6.9%	8.2%	10.0%
Professional services	8.6%	9.2%	6.0%	7.9%	11.2%	17.9%

Total unearned revenue	8.7%	6.4%	4.9%	5.0%	7.1%	9.7%

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended September 30, 2016

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Acquisition and Other Related Items	Tax Adjustment(1)	Non-GAAP, as adjusted(2)
Operating expenses:
Cost of license revenue	$40	—	—	(26)	—	—	$13
Cost of services revenue	$226	(13)	—	(1)	—	—	$212
Research and development	$389	(80)	—	—	—	—	$309
Sales and marketing	$564	(51)	(2)	(5)	—	—	$507
General and administrative	$178	(26)	—	—	(6)	—	$145
Operating income	$381	170	2	32	6	—	$592
Operating margin(2)	21.4%	9.6%	0.1%	1.8%	0.4%	—	33.3%
Other income (expense), net	$(8)	—	—	—	13	—	$5
Income before income tax	$387	170	2	32	19	—	$611
Income tax provision	$68					57	$126
Tax rate(2)	17.6%						20.5%
Net income	$319	170	2	32	19	(57)	$485
Net income per weighted-average share, diluted for Class A and Class B(2) (3)	$0.75	$0.40	$0.01	$0.08	$0.04	$(0.13)	$1.14

(1)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(2)	Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3)	Calculated based upon 425,008 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended September 30, 2015

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Acquisition and Other Related Items	Tax Adjustment(1)	Non-GAAP, as adjusted(2)
Operating expenses:
Cost of license revenue	$46	—	—	(27)	—	—	$19
Cost of services revenue	$212	(11)	—	(1)	—	—	$200
Research and development	$331	(56)	—	—	—	—	$274
Sales and marketing	$556	(43)	(2)	(6)	—	—	$506
General and administrative	$201	(16)	—	(1)	(38)	—	$146
Operating income	$326	126	2	35	38	—	$527
Operating margin(2)	19.5%	7.5%	0.1%	2.1%	2.3%	—	31.5%
Other income (expense), net	$(7)	—	—	—	5	—	$(2)
Income before income tax	$325	126	2	35	43	—	$531
Income tax provision	$69					29	$98
Tax rate(2)	21.4%						18.5%
Net income	$256	126	2	35	43	(29)	$433
Net income per weighted-average share, diluted for Class A and Class B(2) (3)	$0.60	$0.30	$0.01	$0.08	$0.10	$(0.07)	$1.02

(1)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(2)	Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3)	Calculated based upon 423,981 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Nine Months Ended September 30, 2016

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition and Other Related Items	Tax Adjustment(1)	Non-GAAP, as adjusted(2)
Operating expenses:
Cost of license revenue	$121	(2)	—	(76)	—	—	—	$43
Cost of services revenue	$658	(38)	(1)	(2)	—	—	—	$617
Research and development	$1,109	(224)	(1)	—	—	—	—	$883
Sales and marketing	$1,708	(146)	(3)	(16)	—	—	—	$1,542
General and administrative	$516	(62)	(1)	(1)	—	(25)	—	$428
Realignment	$52	—	—	—	(52)	—	—	$—
Operating income	$896	472	6	95	52	25	—	$1,547
Operating margin(2)	17.7%	9.3%	0.1%	1.9%	1.0%	0.5%	—	30.6%
Other income (expense), net	$(8)	—	—	—	—	15	—	$6
Income before income tax	$924	472	6	95	52	40	—	$1,589
Income tax provision	$179						145	$324
Tax rate(2)	19.4%							20.4%
Net income	$745	472	6	95	52	40	(145)	$1,265
Net income per weighted-average share, diluted for Class A and Class B(2) (3)	$1.75	$1.11	$0.01	$0.22	$0.12	$0.09	$(0.34)	$2.97

(1)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(2)	Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3)	Calculated based upon 425,851 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Nine Months Ended September 30, 2015

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition and Other Related Items	GSA Settlement	Certain Litigation and Other Contingencies	Tax Adjustment(1)	Non-GAAP, as adjusted(2)
Revenue:
GSA settlement	$(76)	—	—	—	—	—	76	—	—	$—
Total revenue	$4,703	—	—	—	—	—	76	—	—	$4,779
Operating expenses:
Cost of license revenue	$142	(1)	—	(82)	—	—	—	—	—	$59
Cost of services revenue	$609	(32)	(1)	(2)	—	—	—	—	—	$574
Research and development	$958	(164)	(2)	—	—	—	—	—	—	$792
Sales and marketing	$1,656	(124)	(4)	(21)	—	—	—	—	—	$1,507
General and administrative	$568	(47)	(2)	(2)	—	(123)	6	(11)	—	$389
Realignment	$20	—	—	—	(20)	—	—	—	—	$—
Operating income	$750	368	9	107	20	123	70	11	—	$1,458
Operating margin(2)	15.9%	7.8%	0.2%	2.3%	0.4%	2.6%	1.5%	0.2%	—	30.5%
Other income (expense), net	$(8)	—	—	—	—	2		—	—	$(6)
Income before income tax	$760	368	9	107	20	124	70	11	—	$1,470
Income tax provision	$137								135	$272
Tax rate(2)	18.0%									18.5%
Net income	$623	368	9	107	20	124	70	11	(135)	$1,198
Net income per weighted-average share, diluted for Class A and Class B(2) (3)	$1.46	$0.86	$0.02	$0.25	$0.05	$0.29	$0.16	$0.03	$(0.32)	$2.80

(1)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(2)	Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3)	Calculated based upon 427,466 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

REVENUE BY TYPE

(in millions)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenue:
License	$691	$681	$1,907	$1,896
Services:
Software maintenance	947	863	2,753	2,505
Professional services	140	128	400	378

Total services	1,087	991	3,153	2,883
GSA settlement	—	—	—	(76)

Total revenue	$1,778	$1,672	$5,060	$4,703

Percentage of revenue:
License	38.9%	40.8%	37.7%	40.3%
Services:
Software maintenance	53.3%	51.6%	54.4%	53.3%
Professional services	7.8%	7.6%	7.9%	8.0%

Total services	61.1%	59.2%	62.3%	61.3%
GSA settlement	—%	—%	—%	(1.6)%

Total revenue	100.0%	100.0%	100.0%	100.0%

VMware, Inc.

REVENUE BY GEOGRAPHY

(in millions)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenue:
United States	$916	$861	$2,587	$2,364
International	862	811	2,473	2,339

Total revenue	$1,778	$1,672	$5,060	$4,703

Percentage of revenue:
United States	51.5%	51.5%	51.1%	50.3%
International	48.5%	48.5%	48.9%	49.7%

Total revenue	100.0%	100.0%	100.0%	100.0%

VMware, Inc.

RECONCILIATION OF GAAP CASH FLOWS FROM OPERATING ACTIVITIES

TO FREE CASH FLOWS

(A NON-GAAP FINANCIAL MEASURE)

(in millions)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
GAAP cash flows from operating activities	$620	$411	$1,917	$1,411
Capital expenditures	(30)	(90)	(109)	(274)

Free cash flows	$590	$321	$1,808	$1,137

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding VMware’s results, VMware has disclosed in this earnings release the following non-GAAP financial measures: non-GAAP revenue, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP income per diluted share, and free cash flows. VMware has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. These non-GAAP financial measures, other than free cash flows, differ from GAAP in that they exclude stock-based compensation, employer payroll tax on employee stock transactions, amortization of acquired intangible assets, realignment charges, acquisition and other-related items, certain litigation and other contingencies, and the GSA settlement, each as discussed below. Free cash flows differ from GAAP cash flows from operating activities with respect to the treatment of capital expenditures.

VMware has also presented in this earnings release (i) quarterly historical data for total revenue, excluding the GSA settlement, and unearned revenue; and (ii) data on the percentage change in total revenue and license revenue plus the sequential change in unearned revenue and unearned license revenue, respectively. VMware’s management believes that these measures are useful to investors because they allow investors to make meaningful comparisons of VMware revenue and unearned revenue across periods.

Additionally, VMware has presented in this earnings release data on the year-over-year growth in constant currency of (i) total revenue plus the sequential change in total unearned revenue and (ii) license revenue plus sequential change in unearned license revenue. VMware provides this information in order to provide a comparable framework for assessing how our business performed, adjusted for the impact of foreign currency fluctuations.

VMware’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, to calculate bonus payments and to evaluate VMware’s financial performance, the performance of its individual functional groups and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect VMware’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in VMware’s business, as they exclude charges and gains that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating VMware’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Additionally, management believes information regarding free cash flows provides investors and others with an important perspective on the cash available to make strategic acquisitions and investments, to repurchase shares, to fund ongoing operations and to fund other capital expenditures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing VMware’s operating performance due to the following factors:

•	Stock-based compensation. Stock-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. Although stock-based compensation is an important aspect of the compensation of VMware’s employees and executives, the expense for the fair value of the stock-based instruments VMware utilizes may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of VMware’s core business and to facilitate comparison of its results to those of peer companies.

•	Employer payroll tax on employee stock transactions. The amount of employer payroll taxes on stock-based compensation is dependent on VMware’s stock price and other factors that are beyond VMware’s control and do not correlate to the operation of the business.

•	Amortization of acquired intangible assets. A portion of the purchase price of VMware’s acquisitions is generally allocated to intangible assets, such as intellectual property, and is subject to amortization. However, VMware does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition. Therefore, VMware believes that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods.

•	Realignment charges. Realignment charges include workforce reductions, asset impairments, losses on asset disposals and costs to exit facilities. VMware’s management believes it is useful to exclude these items, when significant, as they are not reflective of VMware’s ongoing business and operating results.

•	Acquisition and other-related items. As VMware does not acquire or dispose of businesses on a predictable cycle and the terms of each transaction can vary significantly and are unique to each transaction, VMware believes it is useful to exclude acquisition and other-related items when looking for a consistent basis for comparison across accounting periods. These items include:

•	Direct costs of acquisitions and dispositions, such as transaction and advisory fees.

•	Accruals for the portion of merger consideration payable in installments that may be paid in cash or VMware stock, at the option of VMware. These accruals are primarily composed of amounts VMware has committed to make to designated founders and key executives of AirWatch, subject to employment conditions and indemnification claims, if any.

•	Charges recognized for non-recoverable strategic investments or gains recognized on the disposition of strategic investments are included as other-related items.

•	Gains or losses on sale or disposal of distinct lines of business or product offerings, or transactions with features similar to discontinued operations, including recoveries or charges recognized to adjust the fair value of assets that qualify as “held for sale”.

•	Certain costs incurred related to Dell’s acquisition of VMware’s parent company, EMC Corporation.

•	Certain litigation and other contingencies. VMware, from time to time, may incur charges or benefits that are outside of the ordinary course of VMware’s business related to litigation and other contingencies. VMware believes it is useful to exclude such charges or benefits because it does not consider such amounts to be part of the ongoing operation of VMware’s business and because of the singular nature of the claims underlying such matters.

•	GSA Settlement. During the second quarter of 2015, VMware reached an agreement with the Department of Justice (“DOJ”) and the General Services Administration (“GSA”) to resolve allegations that its sales practices between 2006 and 2013 had violated the federal False Claims Act. The settlement amount was $76 million and was recorded as a reduction of total revenue. VMware believes it is useful to exclude this amount because it does not consider it to be part of the ongoing operations of VMware’s business and because of the singular nature of the claims underlying the matter.

•	Tax adjustment. Non-GAAP financial information for the quarter is adjusted for a tax rate equal to VMware’s annual estimated tax rate on non-GAAP income. This rate is based on VMware’s estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating VMware’s non-GAAP income as well as significant tax adjustments. VMware’s estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that VMware management believes materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to VMware’s estimated annual tax rates as described above, the estimated tax rate on non-GAAP income may differ from the GAAP tax rate and from VMware’s actual tax liabilities.

Additionally, VMware’s management believes that the non-GAAP financial measure of free cash flows is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense that affect VMware’s operations. Specifically, in the case of stock-based compensation, if VMware did not pay out a portion of its compensation in the form of stock-based compensation and related employer payroll taxes, the cash salary expense included in operating expenses would be higher, which would affect VMware’s cash position. VMware compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP and should not be considered measures of VMware’s liquidity. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review VMware’s financial information in its entirety and not rely on a single financial measure.

Growth in Constant Currency

A majority of VMware’s sales are denominated in the U.S. dollar; however, VMware also invoices and collects in the euro, the British pound, the Japanese yen, the Australian dollar and the Chinese renminbi in their respective regions. The U.S. dollar is the functional currency for all of VMware’s legal entities. At the time a non-U.S. dollar transaction is recorded, the value of the transaction is converted into U.S. dollars at the exchange rate in effect for the month in which each order is booked.

As a result, the amount of license and total revenues and unearned revenues derived from these transactions will be impacted by foreign exchange fluctuations. In order to provide a comparable framework for assessing how VMware’s business performed adjusted for the impact of foreign currency fluctuations, management analyzes year-over-year license and total revenues growth on a constant currency basis.

Revenues Growth in Constant Currency and Sequential Change in Unearned Revenues

License and total revenues recognized during the current period derived from non-U.S. dollar based transactions were converted into U.S. dollars using the exchange rates that were effective in the comparable prior year period. The calculated current period license and total revenues, adjusted for foreign currency fluctuations, is compared to the license and total revenues of the comparable prior year period, as reported, in calculating license and total revenues growth in constant currency.

Unearned license revenue and unearned total revenue at the end of the period, derived from non-U.S. dollar transactions recorded during the current period, were adjusted for foreign currency fluctuations using the exchange rates that were effective in the comparable prior year period. Unearned license revenue and unearned total revenue, adjusted for foreign currency fluctuations at the end of the period, are compared to unearned license revenue and unearned total revenue at the beginning of the period, as reported, in determining the sequential change in unearned revenue.